EXHIBIT 10(a)

                    THIS AGREEMENT made and entered into this 17th day of December 1998, by and between RONSON CORPORATION, a corporation of the State of New Jersey, having its principal place of business at Corporate Park III, Campus Drive, Post Office Box 6707, Somerset, New Jersey 08875-6707 (hereinafter called the "Corporation"), and LOUIS V. ARONSON II, residing at P.O. Box 9, Oldwick, New Jersey 08858 (hereinafter called "Aronson"):

                              W I T N E S S E T H:

                    WHEREAS, the Corporation and Aronson entered into an Agreement dated December 21, 1978, which was extended and modified by Agreements dated July 24, 1980, July 1, 1982, October 11, 1985, July 7, 1988, May 10, 1989, August 22, 1991, May 22, 1995 and as further amended on June 11, 1997, concerning Aronson's employment with the Corporation in an executive capacity as General Manager, President, and Chief Executive Officer of all domestic and foreign operations; and

                    WHEREAS, the June 11, 1997 Agreement by its terms expires on December 31, 2000; and

                    WHEREAS, the Corporation is cognizant of Aronson's substantial contribution to the Corporation's operations and the importance of assuring the continuity of his services in the best interests of the Corporation; and

                    WHEREAS, the Corporation wishes to amend the June 11, 1997 Agreement's expiration date from December 31, 2000 to December 31, 2002, and said extension is agreeable to Aronson;

                    NOW THEREFORE,

                    For  and  in   consideration  of  the  premises  and  mutual
        covenants and agreements herein contained, the parties agree as follows:

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                    (1) The May 10, 1989  Agreement,  and as further  amended on
        August 22, 1991 and as further amended on May 22, 1995, and further amended on June 11, 1997, is hereby extended for a period of two (2) years as follows:

                        (a) The Corporation agrees to and does hereby employ Aronson to do and perform all duties and services of a managerial and executive character as General Manager, President and Chief Executive Officer of the Corporation's manufacturing, marketing, financial and other operations which may be required of Aronson by the Board of Directors of the Corporation to December 31, 2002. The Corporation further agrees that this Agreement will continue after December 31, 2002 from year to year -- that is to say, from January 1, 2003 to December 31, 2003 and for each succeeding year following 2003, subject to the same terms and conditions herein contained unless the employment shall be terminated by not less than twelve months prior notice in writing given by either party to the other, or unless the parties agree to a new employment contract prior to the expiration date. The earliest termination date, however, shall be December 31, 2002. The Corporation agrees that Aronson's annual salary shall be payable semi-monthly or shall be paid as requested by Aronson, with the understanding that the sum drawn by Aronson shall not on an annual basis exceed the annual base salary.

                        (b) In the event of the death of Aronson prior to the expiration of this Agreement, the Corporation shall pay to the widow of Aronson (or in the event of her death, to his designated beneficiary or beneficiaries) the equivalent of two full years compensation including any of the incentive compensation, deferred or otherwise, that was payable to Aronson during the year immediately preceding his death. These sums of money shall be paid in equal quarterly installments over a period of three years, and until the sums of money have been fully paid and satisfied, interest on any unpaid balance shall be at the prime interest rate as determined by Citibank, N.A.

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                    (2) All of the terms,  conditions  and  obligations,  as set forth in the December 21, 1978, July 24, 1980, July 1, 1982, October 11, 1985, July 7, 1988, May 10, 1989, August 22, 1991, May 22, 1995 and June
        11, 1997 Agreements, shall continue in full force and effect, except to the extent specifically modified in this Agreement.

                    IN  WITNESS   WHEREOF,   the  Corporation  has  caused  this
        instrument to be executed by its duly authorized officers and its Corporate seal to be affixed, and Aronson has hereunto set his hand and seal the day and year first above written.



          ATTEST:                                    RONSON CORPORATION


          /s/Erwin M. Ganz              BY: /s/Justin P. Walder
          -----------------------           -----------------------
          Erwin M. Ganz                     Justin P. Walder


          WITNESS:


          /s/Christina M. Palmieri          /s/Louis V. Aronson II
          -----------------------           -----------------------
          Christina M. Palmieri             Louis V. Aronson II


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